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                                                                   EXHIBIT 10.70

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 24th day of January, 2002, by and between Syndicated Food Service International, Inc. ("Employer"), a Florida corporation, and WILLIAM C. KEELER (the "Executive").

         WHEREAS, the Employer desires to employ the Executive on the terms and conditions set forth herein and the Executive desires to be so employed by Employer.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed as follows:

         1. EMPLOYMENT. The Employer hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Employer upon the terms and conditions herein set forth. This Agreement shall supercede any previous agreement, whether oral or written, for employment of the Executive by the Employer.

         2. TERM. Employment shall be for a term commencing on the date hereof and, subject to earlier termination under Section 8 hereof, expiring five
(5) years from the date hereof (the "Initial Term"). Notwithstanding the previous sentence, this Agreement and the employment of the Executive shall be automatically renewed (subject to Section 8) for successive one-year periods upon the terms and conditions set forth herein, commencing on the fifth anniversary of the date of this Agreement, and on each anniversary date thereafter, unless either party to this Agreement gives the other party written notice (in accordance with Section 17) of such party's intention to terminate this Agreement after the Initial Term and the employment of the Executive at least twelve months prior to the end of such Initial or extended Term. For purposes of this Agreement, any reference to the Term of this Agreement shall include the Initial Term and any extension thereof.

         3. DUTIES OF THE EXECUTIVE. The Executive shall serve as the Chief Executive Officer ("CEO"), and as such, shall have primary responsibility for oversight, management and general operation of all of the food service distribution and manufacturing operations of the Employer and its direct or indirect subsidiaries and shall otherwise be assigned only executive policy and management duties. The Executive shall report solely to the Employer's Chairman of the Board ("Chairman") and the Employer's Board of Directors (the "Board") and shall be assigned only those duties that are consistent with the Executive's position as CEO of the Employer. The Executive shall devote substantially all of his normal working time and his best efforts, full attention and energies to the Employer's food service distribution business and its direct or indirect subsidiaries. The Employer shall cause the Executive to be elected as a member of its Board throughout the Term of this Agreement, and shall include him in the slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. The Executive may not serve as an officer or director of, make investments in, or otherwise participate in, any other entity without the prior written consent of

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the Board; provided, that the foregoing shall not be deemed to prohibit the
Executive from acquiring, directly or indirectly, solely as an investment, not more than two percent (2%) of any class of securities of any entity which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including the regulations issued thereunder; and provided further, that as long as it does not interfere with the Executive's employment, the Executive may (a) serve as an officer, director or otherwise participate in purely educational, social, religious and civic organizations, and (b) manage personal and family investments.

         4.       COMPENSATION.

         (a) The Employer shall pay to the Executive a base salary of not less than (i) $125,000 (One Hundred and Twenty Five Thousand Dollars) per annum during year one (1) of the Term of this Agreement, and (ii) $250,000 (Two Hundred and Fifty Thousand Dollars) per annum in years two (2) through five (5) of the Term of this Agreement, which base salary may be increased (but not decreased) from time to time by the Board in its sole discretion, payable at the times and in the manner consistent with the Employer's general policies regarding compensation of executive employees. The Employer shall make available to the Executive a bonus plan equal to 100% of the Executive's base salary, with 50% guaranteed in year two and three. Said bonus may be accepted by the Executive in the form of stock or cash at the Executive's sole discretion. Such base salary shall include any salary reduction contributions to (i) any Employer-sponsored plan that includes a cash-or-deferred arrangement under
Section 401(k) of the Internal Revenue Code (the "Code"), (ii) any other plan of deferred compensation sponsored by the Employer, or (ii) any Employer-sponsored "cafeteria plan" under Section 125 of the Code. The Board may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine in its sole discretion to be appropriate.

         (b) In addition to the compensation set forth in (a) above, the Executive shall have the right to receive 300,000 shares of the Employer's restricted common stock (the "Shares") on each of the 1st, 2nd, 3rd, 4th and 5th anniversaries of this Agreement for a total of 1,500,000 Shares subject to his compliance with the terms and conditions set forth in Appendix A, attached hereto and made a part hereof which sets forth certain specific performance criteria to be met by the executive to receive Shares. In the event that the Executive voluntarily terminates his employment in accordance with Section 8(b) of this Agreement, the Employer shall have the option to purchase, in its sole discretion, all of the Shares then owned by the Executive by written notice delivered within 30 days of the termination date to the Executive indicating the Employer's intent to do so at the current market price per share times the number of Shares to be purchased.

         (c) If the Board authorizes cash incentive compensation under a Senior Executive Incentive Plan or such other management incentive program or such plan, program or arrangement under the terms and conditions applicable to the Executive (the Executive's maximum bonus shall be 100% of his annual salary) and management employees; provided,

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however, that (i) the cash incentive compensation paid to the Executive for the
Employer's 2001 fiscal year shall be in an amount not less than 50% of the Executive's annual base salary earned for the applicable period, and (ii) the cash incentive compensation paid to the Executive for the Employer's 2002 fiscal year shall be in an amount not less than 50% of the Executive's annual base salary earned for the applicable period.

         (d) If the Board authorizes any grants under an employee stock option plan which may be in effect from time to time, the Executive shall participate in any such award in a manner commensurate with the Executive's position and level of responsibility of other executive and management employees of the Employer as determined by the Board in its sole discretion; provided that the Executive shall vest in any such award on the same basis as other executive and management employees.

         (e) Nothwithstanding anything in this Agreement to the contrary, any shares of common stock issued to Executive by Employer as compensation for services under this Section 4 of the Agreement, whether upon exercise of vested stock options or otherwise, shall be deemed earned by Employee and not subject to cancellation by Employer.

         5.       EXECUTIVE BENEFITS.

         (a) In addition to the compensation described to Section 4, the Employer shall make available to the Executive, subject to the terms and conditions of the applicable plans, if any, including without limitation, the eligibility rules, participation for the Executive and his eligible dependents in the Employer-sponsored employee benefit plans or arrangements, including payment by Employer of 100% of all health insurance premiums for the executive and his dependents, and such other usual and customary benefits now or hereafter generally available to employees of the Employer.

         (b) The Employer shall make available to the Executive such benefits and perquisites as may be made available to senior executives of the Employer, including, without limitation, equity and cash incentive programs and supplemental retirement, deferred compensation and welfare plans.

         (c) The Employee shall be entitled to five (5) weeks annual vacation during the Term of this Agreement and renewals hereof.

         (d) In addition to any life insurance coverage made available to the Executive under Section 5 (a), the Employer shall provide to the Executive, as the owner of the contract (or, alternatively, to his designee as the owner) a term life insurance contract on the Executive's life in an amount not less than $1,000,000 and to reimburse the Executive, on an after-tax basis, for the cost of such insurance.

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         (e)      In addition, the Employer will make available to the Executive at no cost any and all club memberships he deems necessary for completion of his duties, a new Employer automobile of the Executive's choosing and either chartered aircraft or other forms of air transportation deemed necessary for the Executive to perform his duties in a timely manner, all such benefits to be provided in an effort to maximize the wealth of the Employer's shareholders.

         (f) Promptly following execution of this Agreement by the Employer and the Executive, the Employer shall apply for, obtain and maintain Director and Officer insurance in an amount reasonably satisfactory to the Executive.

         6. EXPENSES. The Employer shall pay or reimburse the Executive for reasonable and necessary expenses incurred by the Executive in connection with his duties performed on behalf of the Employer in accordance with the general policies of the Employer. This shall include, but not be limited to, club dues to various organizations where customers, vendors or other business partners are entertained.

         7. PLACE OF PERFORMANCE. In connection with his employment by the Employer, unless otherwise agreed by the Executive, the Executive shall be based at offices of the Employer located in Daytona Beach, Florida, except for travel reasonably required for the Employer's business.

         8.       TERMINATION.

         (a) Voluntary Termination. The Executive may voluntarily terminate the Agreement at any time by written notice to the Employer as provided in
Section 17. The Executive's death during the term of the Agreement shall constitute a voluntary termination of employment for purposes of eligibility for Termination Payments and Benefits as provided in Section 9.

         (b) Involuntary Termination. The Executive's employment hereunder may be terminated by the Employer for any reason by written notice as provided in Section 17 hereof. The Executive's Disability (as defined herein) during the Term of the Agreement shall constitute an involuntary termination of employment hereunder, unless the Board expressly extends such employment for a specified time thereafter. The Executive will be treated for purposes of this Agreement as having been involuntarily terminated by the Employer if the Executive terminates his employment with the Employer under the following circumstances:

                  (i) The Employer has breached any material provision of this Agreement and within 30 days of such breach, the Executive delivers written notice thereof to the Employer and the Employer fails to cure such breach within a reasonable time thereafter; (ii) there has been a material reduction in the Executive's authority, functions, duties or responsibilities as provided in
Section 3 which such reduction is not the result of any material breach of the terms of this Agreement by the Executive or the result of any action taken by the Employer; (iii) a successor or assign(other than through a change of name of the Employer, whether direct or indirect, by

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purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Employer fails to assume liability under this Agreement; (iv) the Employer's relocation of the Executive, his family and residence, his offices or the principal place where he is required to perform his duties hereunder from Daytona Beach, Florida unless otherwise agreed to by the Executive; or (v) the consistent but good faith refusal of the Executive, after appropriate efforts by the parties, to endorse the Employer's strategic plan as presented from time to time by the Employer's Chairman and adopted by the Board, such that a reasonable executive would conclude that the parties hold irreconcilable differences in vision and direction for the Employer.

         (c) Termination for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) the willful and continued failure, (which is defined as a twelve (12) month period with no improvement, the Employer has complied with all of the terms and conditions of this Agreement and has in good faith provided the necessary resources for the Executive to perform his duties during such time and on a timely basis and the Employer's actions have shown not to be injurious to the Executive's performance) by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered in writing in accordance with Section 17 herein, by the Employer that specifically identifies the manner in which the Employer believes the Executive has not substantially performed his duties,

                  (ii) the willful engaging by the Executive in any misconduct which is materially injurious to the Employer, monetarily or otherwise, or

                  (iii)    the material breach of the Executive's
                           representations and warranties set forth in this Agreement, including, but not limited to, those contained in his Confidentiality and Non-Solicitation Agreement set forth in Section 10 herein.

         No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (x) reasonable notice to the Executive setting forth the reasons for the Employer's intention to terminate for Cause, (y) an opportunity for the Executive, together with his counsel, to be heard before the Employer's Board of Directors, and (z) delivery to the Executive of a written notice of termination from the Board in the manner set forth in Section 17 herein, stating that in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause (i), (ii) or (iii) hereof, and specifying the particulars thereof in reasonable detail.

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         5.       Subject to Section 9 and any benefit continuation requirements of applicable laws, in the event the Executive's employment hereunder is voluntarily or involuntarily terminated other than for Cause as defined herein, the compensation and benefits obligations of the Employer under Sections 4 and 5 shall cease as of the effective date of such termination, except for any compensation and benefits earned or accrued but unpaid through such date.

                  (e) In the event that the Executive's employment hereunder is voluntarily or involuntarily terminated for any reason whatsoever, the Executive shall be released from any and all personal guarantees by the Employer and the beneficiary or beneficiaries of such personal guarantees before any such termination is effective.

                  9. TERMINATION PAYMENTS AND BENEFITS. If the Executive's employment hereunder is involuntarily terminated by the Employer as set forth in
Section 8 (a) hereof, other than for Cause prior to the end of the Term of this Agreement, then the Employer shall be obligated to pay to the Executive certain termination payments and make available certain benefits during the Termination Payment Period (as defined herein), as follows:

                  (a) Termination Payment Period. Termination payments shall be made for the greater of (i) the number of years (and fractions thereof) remaining in the Term of the Agreement, or (ii) three (3) years (the "Termination Payment Period").

                  (b) Calculation of Termination Payments. Termination payments calculated on an annual basis shall equal the sum of (i) the Executive's highest annual base salary during the three-year period prior to the Executive's termination (or any lesser period) plus (ii) the Executive's average annual cash incentive compensation award, including, without limitation, any award under any Senior Executive Incentive Program or any successor plan thereto, during the three-year period prior to the Executive's termination (or any lesser period); provided, however, that any termination payments hereunder are subject to the provisions of Subsection (g) herein. Notwithstanding anything to the contrary, if the Executive is terminated during the first year of the Initial Term, then for the purposes of this Section 9 (b), the calculation of termination payments shall be based upon an annual base salary of $250,000.

                  (c) Method of Payment. Termination payments shall be paid to the Executive in the manner designated by the Executive in his sole discretion. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary, or, if none, then to the Executive's estate.

                  (d) Benefits. Notwithstanding any provision to the contrary in any option agreement or other agreement or in any plan, but subject to all applicable laws, all of the Executive's outstanding stock options shall immediately become exercisable, and all restrictions on any other equity awards relating to continued performance of services shall lapse.

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                  (i)      During the Termination Payment Period, the Employer
shall use its best efforts to maintain in full force and effect for the continued benefit of the Executive all employee welfare benefit plans and perquisite programs in which the Executive was entitled to participate immediately prior to the Executive's termination, or shall arrange to make available to the Executive benefits substantially similar to those which the Executive would otherwise have been entitled to receive if his employment had not been terminated. Such benefits shall be provided to the Executive on the same terms and conditions (including employee contributions toward the premium payments) under which the Executive was entitled to participate immediately prior to this termination. The Employer does not guarantee a favorable tax consequence to the Executive for continued coverage and benefits under any Employer-sponsored plans nor will it indemnify the Executive for such results except with respect to the life insurance plan made available under Section 5(c).

                  (ii) Notwithstanding the foregoing, with respect to the Executive's continued coverage under any Employer's Medical and Dental Plan, or a successor plan, pursuant to this provision the Executive's "qualifying event" for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall be his termination date.

                  (iii) Any termination payments hereunder shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Employer except as otherwise expressly required by such plans or applicable law.

         (f) Disability Defined. "Disability" shall mean the Executive's incapacity due to physical or mental illness to substantially perform his duties on a full-time basis for six (6) consecutive months and within thirty (30) days after a written notice of termination is thereafter given by the Employer, the Executive shall not have returned to the full-time performance of the Executive's duties; provided, however, if the Executive shall not agree with a determination to terminate him because of Disability, the question of the Executive's Disability shall be subject to the certification of a qualified medical doctor agreed to by the Employer and the Executive. In the absence of agreement between the Employer and the Executive, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

         (g) Effect of Long-Term Disability. If the Executive also becomes entitled to receive benefits under an insured long-term disability insurance plan ("LTD Plan") now or hereafter paid for by the Employer, then the Executive' termination benefits under this Agreement (calculated on a monthly basis) shall be reduced by the amount of the benefits paid under such LTD Plan. No such reduction shall be made for benefits paid to the Executive under a personal disability income plan or such other disability income plan paid for by the Executive, whether or not the plan was obtained through a group-sponsored or Employer-related program.

         (h) No Obligation to Mitigate. The Executive is under no obligation to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or

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otherwise; provided, however, that the Executive's coverage under the Employer's welfare benefit plans will terminate when the Executive becomes covered or eligible for coverage under any employee benefit plan made available by another employer and covering the same type of benefits. The Executive shall notify the Employer in writing within thirty (30) days after the commencement of or eligibility under any such benefits.

         (i) Forfeiture. Notwithstanding the foregoing, any right of the Executive to receive termination payments and benefits hereunder shall be forfeited to the extent of any amounts payable after any breach of Section 10,11, or 12 by the Executive.

         10.      CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT.

         (a) The Executive acknowledges that in the course of his employment by the Employer, he will or may have access to and become informed of confidential and secret information which is a competitive asset of the Employer (hereinafter "Confidential Information"), including, without limitation, (i) the terms of any agreement between the Employer and any employee, customer or supplier, (ii) pricing strategy, (iii) merchandising and marketing methods, (iv) product development ideas and strategies, (v) personnel training and development programs, (vi) financial results, (vii) strategic plans and demographic analyses, (viii) proprietary computer and systems software, and (ix) any non-public information concerning the Employer, its employees, agents, vendors, suppliers or customers. The Executive agrees that he will keep all Confidential Information in strict confidence during the Term of his employment by the Employer and thereafter, and will never directly or indirectly make known, divulge, reveal, furnish, make available, or use any Confidential Information (except in the course of his regular authorized duties on behalf of the Employer). The Executive agrees that the obligations of confidentiality hereunder shall survive termination of his employment for any reason whatsoever. The Executive's obligations under this Section 10 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Employer under general legal or equitable principles.

         (b) Except in the ordinary course of the Employer's business, the Executive has not made, nor shall at any time following the date of this Agreement, make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Executive by the Employer or otherwise acquired or developed by the Employer shall at all times be the property of the Employer. Upon termination of the Executive's employment with the Employer, the Executive will return to the Employer any such documents or other property of the Employer which are in the possession, custody or control of the Executive.

         (c) Without the prior written consent of the Employer (which may be withheld for any reason or no reason), except in the ordinary course of the Employer's business, the Executive shall not at any time following the date of this Agreement use for the benefit or

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purposes of the Executive or for the benefit or purposes of any other person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise engaged in the "Restricted Business: (as herein defined), or disclose in any manner to any person, firm, partnership, association, trust, venture, corporation or business organization, entity or enterprise engaged in the Restricted Business, any Confidential Information. "Restricted Business" means any business or division of a business which consists of the manufacturing or sale for distribution, or the distribution, to customers that are primarily restaurants, cafes, bars, hotels, schools, colleges and other institutions (as the word "institution" is customarily defined in the wholesale grocery business) of (i) processed or bulk food and other groceries; (ii) restaurant and commercial kitchen supplies (such as paper products, janitorial supplies, consumable stores and supplies of every kind and nature); and (iii) restaurant and commercial kitchen equipment (such as cookware, appliances, glassware, dinnerware, smallwares and similar items), and likewise includes any business of a kind in whole or in part similar to that heretofore engaged in or which is engaged in during the Term of this Agreement by the Employer or any of its subsidiaries.

         (d) In the event of the Executive's termination of employment with the Employer, whether voluntary, involuntary, for Cause or otherwise, the Executive agrees that he will not in any capacity, on his own behalf or on behalf of any other firm, person or entity, undertake or assist in the solicitation of any employee of the Employer, including, but not limited to, solicitation of any employee to terminate his or her employment with the Employer.

         (e) The Executive acknowledges and agrees that a violation of the foregoing provisions of this Section 10 (referred to collectively as the "Confidentiality and Non-Solicitation Agreement") would cause irreparable harm to the Employer, and that the Employers' remedy at law for any such violation would be inadequate. In recognition of the foregoing, the Executive agrees that, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of his Agreement and any forfeitures under Section 9, and without any necessity or proof of actual damages, the Employer shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of the undersigned parties hereto that damages, the forfeitures described above and injunctions shall all be proper modes of relief and are not to be considered as alternative remedies.

         11. POST-TERMINATION ASSISTANCE. The Executive agrees that after his employment with the Employer has terminated for any reason whatsoever, he will provide, upon reasonable notice, such information and assistance to the Employer as may reasonably be requested by the Employer in connection with any litigation in which it or any of its officers, directors, employees, agents, subsidiaries or affiliates is or may become a party; provided, however, that the Employer agrees to reimburse the Executive for any related expenses, including travel expenses.

         12. COVENANT NOT TO COMPETE. During the Termination Payment Period, if the Executive has received or is receiving benefits under Section 9, the Executive will not,

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without the prior written consent of the Employer (which may be withheld for any reason or no reason), directly or indirectly or by action in concert with others, own, manage, operate, join, control, be employed by, participate in or be connected with any business, enterprise or other entity (or the ownership, management, operation, or control of any such business, enterprise or other entity) (a "Competing Enterprise") engaged anywhere in the United States in the Restricted Business or any other principal line of business developed or acquired by the Employer, its subsidiaries or affiliates during the Term of this Agreement (the "Other Business").

         13. ARBITRATION. Any dispute between the parties under this Agreement shall be resolved (except as provided below) through informal arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Daytona Beach, Florida) and the arbitration shall be conducted in that location under the rules of said Association. Each party shall each be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the parties stating his determination, and shall furnish to each party a signed copy of such determination. The expenses of arbitration shall be borne equally by the Executive and the Employer or as the arbitrator shall otherwise equitably determine.

         Notwithstanding the foregoing, the Employer shall not be required to seek or participate in arbitration regarding any breach of the Executive's Confidentiality and Non-Solicitation Agreement contained in Section 10 or the Covenant Not to Compete contained in Section 12, but may pursue its remedies for such breach in a court of competent jurisdiction in Daytona Beach, Florida. Any arbitration or action pursuant to this Section will be governed by and construed in accordance with the substantive laws of the State of Florida, without giving effect to the principles of conflict of laws of such State.

         14. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, or between either or both of the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no other agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

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         15.      WITHHOLDING OF TAXES. The Employer may withhold from any
amounts payable under this Agreement all federal, state, city or other taxes as the Employer is required to withhold pursuant to any law or government regulation or ruling.

         16.      SUCCESSORS AND BINDING AGREEMENT.

         (a) The Employer will require any successor (other than through a change of name of the Employer), whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise, to all or substantially all of the business or assets of the Employer, by agreement expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Employer would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Employer and any successor to the Employer, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business or assets of the Employer whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Employer" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Employer. If the Employer is acquired by a successor as previously stated in this paragraph and the successor Employer, either directly or indirectly with Cause or without Cause, terminates this Agreement within the remaining Term of this Agreement, the successor will pay a penalty equal to five (5) times the amount defined in Section 9 (b) hereof.

         (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 9(c), Section 18(a) and Section 16(b) hereof. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 16 (c), the Employer shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         17. NOTICES. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Airborne Express, addressed to the Employer (to the attention of the Secretary of the Employer) at its principal executive offices and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith except that notices of changes of address shall be effective only upon receipt.

         18. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Florida, without giving effect to the principles of conflict of laws of such State.

         19. VALIDITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

         20. SURVIVAL OF PROVISIONS. Notwithstanding any other provision of this Agreement, the parties' respective rights and obligations under Sections 9,10,11,13 and 21 will survive any termination or expiration of this Agreement or the termination of the Executive's employment for any reason whatsoever.

         21. LEGAL FEES AND EXPENSES. Without regard to whether the Executive prevails, in whole or in part, in connection therewith, the Employer will pay and be financially responsible for 100% of any and all reasonable attorneys' and related fees and expenses incurred by the Executive in connection with any dispute associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise, provided that, in regard to such dispute, the Executive has not breached this Agreement, acted in bad faith or has no colorable claim of success on the merits of any such dispute.

         22. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Employer. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to Sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

         23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the day and year first written.

                                       EXECUTIVE:

                                       By:______________________________________
                                          William C. Keeler

                                       Date executed:___________________________

                                       EMPLOYER:

                                       By: /s/ Nick Pirgousis
                                           -------------------------------------
                                           Nick Pirgousis
                                           Chairman of the Board

                                       Date executed: 1/30/2002

                                   APPENDIX A

            Performance Criteria to be met for the Issuance of Shares in Accordance with Section 4(b) of the Employment Agreement

Syndicate\Keeler employment agreement

                              UNLIMITED CONTINUING
                                    GUARANTY

MONROE BANK
III SOUTH LINCOLN
BLOOMINGTON, IN 47408
812-341-3571 (LENDER)

     GUARANTOR                                 BORROWER
WILLIAM C. KEELER                    SYNDICATED BLOOMINGTON I LLC

      ADDRESS                               ADDRESS
661 BEVILLE ROAD  113                494 LA GUARDIA PLACE
SOUTH DAYTONA, FL 32119               NEW YORK, NY 10012

TELEPHONE NO. IDENTIFICATION NO.     TELEPHONE NO. IDENTIFICATION NO.
407/361-6782     ###-##-####         407/361-6782


         1. CONSIDERATION. This Guaranty is being executed to induce Lender indicated above to enter into one or more loans or other financial accommodations with or on behalf of Borrower.

         2. GUARANTY. Guarantor hereby unconditionally guarantees the prompt and full payment and performance, and promises to pay all of Borrower's present and future, joint and/or several, direct and indirect, absolute and contingent, express and implied, indebtedness, liabilities, obligations and covenants (cumulatively "indebtedness") to Lender when due (whether upon maturity or by demand, acceleration or otherwise). Guarantor's liabilities and obligations under this Guaranty ("Obligations") shall be unlimited and shall includes all present and future written agreements between Borrower and Lender (whether executed for the same or different purposes than the foregoing), evidencing the indebtedness, together with all interest and all of Lender's expenses and costs, including but not limited to reasonable attorney's fees incurred in connection with the indebtedness, including any repeated amendments, extensions, modifications, renewals, replacements or substitutions thereto, including but not limited to the following indebtedness:

INTEREST    PRINCIPAL AMOUNT/       FUNDING/       MATURITY     CUSTOMER      LOAN
  RATE        CREDIT LIMIT       AGREEMENT DATE      DATE        NUMBER      NUMBER
--------    -----------------    --------------    --------     --------    ---------
VARIABLE      $2,625,000.00         01/25/02       01/25/22                 517043177

         3. SECURITY INTEREST. LJ K checked, the Obligations under this Guaranty are secured by a lien on or security interest in the property described in the documents executed in connection with this Guaranty as well as any other property designated as security for this Guaranty now or in the future.

         4. ABSOLUTE AND CONTINUING NATURE OF GUARANTY. Guarantor's Obligations are absolute and continuing and shall not be affected or impaired if Lender repeatedly and unconditionally amends, renews, extends, compromises, exchanges, fails to exercise or perfect rights in. Impairs or releases any collateral or any of the indebtedness owed by any Borrower. Co-guarantor or third party (even if such impairs Guarantor's rights of subrogation) to Lender or any of Lender's rights against any Borrower, Co-guarantor, third party, or collateral. In addition, the Obligations shall not be affected or impaired by the discharge (including but not limited to any inability to collect a deficiency judgment against) death, incompetency, termination, dissolution, insolvency, business cessation, or other financial deterioration of any Borrower, Guarantor, or third party or by any state of facts or the happening from time to time of any event. including without limitation: The invalidity, irregularity, illegality or unenforceability of, or any defect in, the promissory note of any agreement or any collateral security for the Obligation (the "Collateral"); Any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the indebtedness of the Borrower or any other obligor or to any other terms of payment; The waiver, compromise, settlement, release or termination of any or all of the Obligations, covenants or agreements of the Borrower under the promissory note or any agreement or of any party named as a Guarantor under this Guaranty: The failure to give notice to the Guarantor of the occurrence of an event of default under the promissory note or any other agreement; The loss, release, sale, exchange, surrender or other change in any Collateral; The repeated extension of the time for payment of any principal of or interest on the indebtedness or of the time for performance of any obligations, covenants or agreements under or arising out of the promissory note or any agreement or the repeated extension or the renewal of any thereof; The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the promissory note or any agreement; The taking of, or the omission to take, any of the actions referred to in the promissory note or any agreement; Any failure, omission or delay on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender in the promissory note or any agreement; The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or the Borrower or any of their assets, or any allegation or contest of the validity of the promissory note or any agreement; The default or failure of the Guarantor to fully perform any Obligations set forth in this Guaranty: Any event or action that would, in the absence of this paragraph, result in the release or discharge of the Guarantor from the performance or observance of any Obligation, covenant or agreement contained in this Guaranty; and Any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

         5. DIRECT AND UNCONDITIONAL NATURE OF GUARANTY. Guarantor's Obligations are direct and unconditional and may be enforced without requiring Lender to exercise, enforce, or exhaust any right or remedy against any Borrower, Co-guarantor, third party, or any security or Collateral.

         6. WAIVER. Guarantor hereby waives notice of the acceptance of this Guaranty; notice of present and future extensions of credit and other financial accommodations by Lender to any Borrower; notice of the obtaining or release of any guaranty, assignment, or other security for any of the indebtedness: notice of presentment for payment, demand, protest, dishonor, default, and nonpayment pertaining to the indebtedness and this Guaranty and all other notices and demands pertaining to the indebtedness and this Guaranty; the benefit of valuation and appraisement laws; and any and all defenses to payment as permitted by law.

         7. NATURE OF GUARANTY. This Guaranty is a guaranty of payment and not of collection, and the Guarantor hereby waives the right to require that any action be brought first against the Borrower or any other Guarantor, or any security or the Collateral, or to require that resort be made to any security or the Collateral or to any balance of any deposit account on credit on the books of the Lender in favor of the Borrower or of any Guarantor.

GUARANTOR ACKNOWLEDGES GUARANTOR HAS READ, UNDERSTANDS. AND AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT INCLUDING THE TERMS AND CONDITIONS ON THE REVERSE SIDE. GUARANTOR HAS EXECUTED THIS AGREEMENT WITH THE INTENT TO BE LEGALLY BOUND NOTWITHSTANDING ANY FAILURE BY ANY OTHER PERSON TO SIGN THIS AGREEMENT. GUARANTOR ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS AGREEMENT.

DATED: JANUARY 25, 2002

GUARANTOR: WILLIAM C. KEELER                 GUARANTOR:

________________    __________   ________    _________   __________  ___________
WILLIAM C. KEELER

GUARANTOR:                                   GUARANTOR:

____    _____    _____     _____    _____    ______  _____  _____  _____  ______

         8. DEFAULT. Guarantor shall be in default under this Guaranty in the event that any Borrower or Guarantor.

             (a) fails to pay any amount under this Guaranty or any Indebtedness to Lender when due (whether such amount is due at maturity by acceleration or otherwise):

             (b) fails to perform any obligation or breaches any warranty or covenant to Lender contained in any loan document or this Guaranty or any other present or future promissory note or written agreement;

             (c) provides or causes any false or misleading signature or representation to be provided to Lender;

             (d) sells, conveys, or transfers rights in any collateral securing this Guaranty without the written approval of Lender, or destroys, loses or damages such collateral in any material respect, or subjects such collateral to seizure or confiscation;

             (e) has a garnishment, judgment, tax levy, attachment or lien entered or served against Borrower, or any Guarantor, or any of their property;

             (f) dies, becomes legally incompetent, is dissolved or terminated, cases to operate Its business, becomes insolvent, makes an assignment for the benefit of creditors, or becomes the subject of any bankruptcy, insolvency or debtor rehabilitation proceeding; or '

             (g) causes Lander to deem Itself insecure due to a significant decline in the value of any real or personal property securing payment of this Guaranty, or Lender in good faith, believes the prospect of payment or performance is impaired.

         9. RIGHTS OF LENDER ON DEFAULT. If there is a default under this Guaranty, Lander shall be entitled to exercise one or more of the following remedies without notice or demand (except as required by law):

             (a) to declare Guarantor's obligations under this Guaranty immediately due and payable in full;

             (b) to collect the outstanding obligations under this Guaranty with or without resorting to judicial process;

             (c) to take possession of any Collateral in any manner permitted by law;

             (d) to require Guarantor to deliver and make available to Lender any Collateral at a place reasonably convenient to Guarantor and Lender;

             (e) to sell, lease or otherwise dispose of any Collateral and collect any deficiency balance with or without resorting to judicial process;

             (f) to set-off Guarantor's Obligations under this Guaranty against any amounts due to Guarantor including, but not limited to, monies, instruments, and deposit accounts maintained with Lender; and

             (g) to exercise all other rights available to Lender under any other written agreement or applicable law.

Lender's rights are cumulative and may be exercised together, separately, and in any order. Lender's remedies under this paragraph are in addition to those available at common law, including, but not limited to the right of set-off.

         10. SUBORDINATION. The payment of any present or future indebtedness of Borrower to Guarantor will be postponed and subordinated to the payment in full of any present or future indebtedness of Borrower to Lender during the term of this Agreement. In the event that Guarantor receives any monies, instruments, or other remittances to be applied against Borrower's obligations to Guarantor. Guarantor will hold those funds in trust for Lender and immediately endorse or assign (if necessary) and deliver these monies, instruments and other remittances to Lender. Guarantor agrees that Lender shall be preferred to Guarantor in any assignment for the benefit of Borrower's creditors in any bankruptcy, insolvency, liquidation, or reorganization proceeding commenced by or against Borrower in any federal or state court.

         11. INDEPENDENT INVESTIGATION. Guarantor's execution and delivery to Lender of this Guaranty is based solely upon Guarantor's independent investigation of Borrower's financial condition and not upon any written or oral representation of under in any manner. Guarantor assumes full responsibility for obtaining any additional information regarding Borrower's financial condition and Lender shall not be required to furnish Guarantor with any information of any kind regarding Borrower's financial condition.

         12. ACCEPTANCE OF RISKS. Guarantor acknowledges the absolute and continuing nature of this Guaranty and voluntarily accepts the full range of risks associated herewith including, but not limited to the risk that Borrower's financial condition shall deteriorate or, if this Guaranty is unlimited, the risk that Borrower shall incur additional indebtedness to Lender in the future.

         13. SUBROGATION. The Guarantor hereby irrevocably waives and releases the Borrower from all "claims" (as defined in Section 101(5) of the Bankruptcy
Code) to which the Guarantor is or would, at any time, be entitled by virtue of its obligations under this Guaranty, including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right against the Borrower.

         14. APPLICATION OF PAYMENTS. Lender will be entitled to apply any payments or other monies received from Borrower, any third party, or any collateral against Borrower's present and future indebtedness to Lender in any order.

         15. TERMINATION. This Guaranty shall remain in full force and effect until Lender executes and delivers to Guarantor a written release thereof. Notwithstanding the foregoing. Guarantor shall be entitled to terminate any unlimited guaranty of Borrower's future indebtedness to Lander following any anniversary of this Guaranty by providing Lender with sixty (60) or more days' written notice of such termination by hand-delivery or certified mail. Notice shall be deemed given when received by Lender. Such notice of termination shall not affect or impair any of the agreements and Obligations of the Guarantor under this Agreement with respect to any indebtedness existing prior to the time of actual receipt of such notice by Lender, any extensions, modifications, amendments, replacements or renewals thereof, and any interest on any of the foregoing.

         16. ASSIGNMENT. Guarantor shall not be entitled to assign any of its rights or Obligations described in this Guaranty without Lander's prior written consent which may be withheld by Lender in its sole discretion. Lender shall be entitled to assign some or all of its rights and remedies described in this Guaranty without notice to or the prior consent of Guarantor in any manner. Unless the Lender shall otherwise consent in writing, the Lender shall have an unimpaired right prior and superior to that of any assignee, to enforce this Guaranty for the benefit of the Lender, as to those Obligations that the Lender has not assigned.

         17. MODIFICATION AND WAIVER. The modification or waiver of any of Guarantor's Obligations or Lender's right under this Guaranty must be contained in a writing signed by Lender. No delay on the part of Lender in the exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The validity of this Continuing Guaranty and the Guarantor's Obligations hereunder shall not be terminated or impaired by reason of (a) any action which Lender may take or fail to take against Borrower or (b) any wavier of notes, or other documents evidencing Borrower's indebtedness. Guarantor hereby consents to any accommodation made or to be made by Lender to Borrower, including but not limited to a release of Borrower from all or any part of the indebtedness, an extension of the maturity date of the indebtedness, the release of any Collateral, or any other alteration in the indebtedness, and hereby waives any and all claims of discharge based upon such actions by Lender, regardless of whether it increases Guarantor's exposure hereunder.

         18. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of Guarantor and Lender and their respective successors, assigns, trustees, receivers, administrators, personal representatives, legalees, and devisees.

         19. NOTICE. Any notice or other communication to be provided under this Guaranty shall be in writing and sent to the parties at the addresses described in this Guaranty or such other addresses as the parties may designate in writing from time to time.

         20. SEVERABILITY. If any provision of this Guaranty is invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         21. APPLICABLE LAW. This Guaranty shall be governed by the laws of the state of Indiana. Unless applicable law provides otherwise, Guarantor consents to the jurisdiction and venue of any court selected by Lender in its discretion located in such state in the event of any legal proceeding under this Guaranty.

         22. COLLECTION COSTS. To the extent permitted by law, Guarantor agrees to pay collection costs, expanses, and reasonable attorneys fees and costs, incurred by Lender in collecting any amount due or enforcing any right or remedy under this Guaranty whether or not suit is brought, including but not limited to, expenses, fees, and costs incurred for collection, enforcement, realization on collateral, construction, interpretation, and appearance in collection, bankruptcy, insolvency, reorganization, post-judgment, and appellate proceedings.

         23. REPRESENTATIONS OF GUARANTOR. Guarantor acknowledges receipt of reasonably equivalent value in consideration for the execution of this Guaranty and represents that, after giving effect to this Guaranty, the fair market value of Guarantor's assets exceeds Guarantor's total liabilities, including contingent, subordinate and unliquidated liabilities, that Guarantor has sufficient cash flow to meet debts as they mature, and that Guarantor does not have unreasonably small capital. Guarantor represents that all required director and shareholder consents to enter into this Guaranty have been obtained.

         24. MISCELLANEOUS. This Guaranty is executed in connection with a commercial or agricultural loan. Guarantor and Lender agree that time is of the essence. Guarantor will provide Lender with a current financial statement upon request. All references to Guarantor in this Guaranty shall include all entities or persons signing this Guaranty. If there is more than one Guarantor, their obligations under this Guaranty shall be joint and several. This Guaranty represents the complete and integrated understanding between Guarantor and Lender regarding the terms hereof.

         25. WAIVER OF JURY TRIAL LENDER AND GUARANTOR HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CIVIL ACTION ARISING OUT OF, OR BASED UPON, THIS GUARANTY.

         26. ADDITIONAL TERMS.